EXHIBIT 15


                                    FORM OF
                             PLAN OF DISTRIBUTION
                            PURSUANT TO RULE 12B-1


I.    INTRODUCTION

      This Plan sets out the terms and conditions by which Monument Series Fund, Inc., a Maryland corporation (the "Company"), may, in effect, act as distributor of the shares of which it is the issuer, pursuant to Rule 12b-1 under the Investment Company Act of 1940 (the "Act").

      The Board of Directors ("Board") of the Company, including all of the Independent Directors (as defined herein), has approved this Plan on behalf of each series of the Company listed on Schedule A hereto (each, a "Portfolio," collectively, "Portfolios"), which may be amended from time to time in accordance herewith ("Schedule A"). The Board approved this Plan, with respect to each Portfolio, at an in-person meeting, held on October 27, 1997, that was called for the purpose of voting upon this Plan.

      In approving this Plan, the Board concluded, in the exercise of reasonable business judgment, and in light of its fiduciary duties under applicable law, including state law and Sections 36(a) and (b) of the Act, that there is a reasonable likelihood that the Plan will benefit each Portfolio and its shareholders.


II.   AUTHORIZED PAYMENTS


      The Company, on behalf of each Portfolio, shall pay a fee ("Distribution Fee") to the principal underwriter and distributor of the shares of the Portfolio ("Distributor"), for the activities and expenses described in
Section III. below. The maximum Distribution Fee payable by the Company, on behalf of each Portfolio, shall be fifty one hundredths of one percent (0.50%) per annum of the average daily net assets of each Portfolio. The average daily net assets of each Portfolio shall be computed in the manner described in the then current prospectus for the Portfolio, as effective under the Securities Act of 1933. Each Portfolio shall accrue the Distribution Fee daily, as appropriate, and shall pay the Fee monthly or at such other intervals as the Board, in its sole discretion, shall determine. Subject to maximum limit set forth above, the Company, on behalf of a Portfolio, may pay the Distribution Fee for activities and expenses borne in the past in connection with its shares as to which no Distribution Fee was paid on account of such limitation.

III.  ACTIVITIES AND EXPENSES

         The Company, on behalf of each Portfolio, may use some or all of the Distribution Fee to directly or indirectly finance any activity or expense that is primarily intended to result in the sale of shares of the Portfolio (within the meaning of Rule 12b-1(a)(2) under the Act), including, for example:

      (a)   compensation  to and  expenses,  including  overhead and telephone
            expenses,   of  employees  of   Distributor   who  engage  in  the
            distribution of the shares of the Portfolio;

      (b) printing and mailing of prospectuses, statements of additional information, and periodic reports to prospective shareholders of the Portfolio;

      (c) expenses relating to the development, preparation, printing, and mailing of advertisements, sales literature, and other promotional materials describing and/or relating to the Portfolio;

      (d) compensation to financial intermediaries and broker-dealers to pay or reimburse them for their services or expenses in connection with the distribution of the shares of the Portfolio;

      (e) expenses of holding seminars and sales meetings designed to promote the distribution of the shares of the Portfolio;

      (f) expenses of obtaining information and providing explanations to prospective shareholders of the Portfolio regarding its investment objectives and policies and other information pertaining to it, including its performance;

      (g) expenses of training sales personnel offering and selling the Portfolio's shares; and

      (h) expenses of personal services and/or maintenance of shareholder accounts with respect to the shares of the Portfolio.


IV.   TERM AND TERMINATION

      A. TERM. The Plan shall take effect, with respect to each Portfolio, as of the effective date ("Effective Date") set out next to the name of the Portfolio on Schedule A. The Plan shall remain in effect, with respect to each Portfolio, for a period of more than one year after the Effective Date, only for so long as its continuance is specifically approved, along with any related agreement(s), at least annually by vote of a majority (or whatever greater or lesser percentage that may, from time to time, be required by
Section 12(b) of the Act and/or the rules  thereunder,  as administered by the


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

Securities and Exchange Commission ("SEC")) of both (a) the Board, and (b) the Independent Directors, cast in person, at a meeting called for the purpose of voting on the Plan and any related agreement(s).

      B. TERMINATION. The Plan may be terminated at any time, with respect to each Portfolio, by vote of a majority of the Independent Directors or by vote of a majority of the outstanding voting securities of that Portfolio. If this Plan is terminated, the obligation of the Company, on behalf of a Portfolio, to make payments pursuant to this Plan shall also cease and the Company shall not be required to make any payments beyond the termination date even with respect to expenses incurred prior to the termination date.


V.    REPORTS TO BOARD

      Distributor  shall  provide to the  Directors  and the  Directors  shall review, at least quarterly, a written report of the amounts of the Distribution Fee expended and the purposes for which such expenditures were made.


VI.   AMENDMENT OF PLAN

      The Plan may not be amended, with respect to any Portfolio, to materially increase the amount of the Distribution Fee permitted by Section
II. hereof until such amendment has been approved by a vote of at least the majority of the outstanding voting securities of that Portfolio. All material amendments to the Plan must approved in the manner described in Section IV.A above.


VII.  SELECTION OF DIRECTORS

      To the extent required by Rule 12b-1(c) under the Act, or any successor provision, as administered by the SEC, while the Plan is in effect, the selection and nomination of the Independent Directors shall be committed solely to the discretion of the Independent Directors then in office.


VIII. RECORDS

      The Company shall preserve copies of the Plan, any related agreements and all reports made pursuant to Section V hereof, for a period of not less than six years from the date of the Plan, any such agreement, or any such report, as the case may be, the first two years in an easily accessible place.


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

IX.   AGREEMENTS RELATED TO PLAN

      Any agreement related to the Plan shall be in writing, and shall provide, with respect to each Portfolio, that:

      (a) the agreement may be terminated at any time, without the payment of any penalty, by vote of a majority of the Independent Directors, or by a majority of the outstanding voting securities of that Portfolio, on not more than sixty (60) days' written notice;

      (b) the agreement shall automatically terminate in the event of its assignment; and

      (c) the agreement shall continue in effect for a period of more than one year from the date of its execution or adoption only so long as such continuance is specifically approved at least annually by the Board and the Independent Directors, in the manner described in Section IV.A., above.


X.    TERMINOLOGY

      As used herein, the terms "assignment," "interested person," and "majority of the outstanding voting securities" shall have the respective meanings specified in the Act and the rules and regulations thereunder, subject to such exemptions as may be granted by the SEC. The term "Independent Directors" shall mean those Directors of the Company who are not "interested persons" of the Company (as that term is defined by Section 2(a)(19) of the Act) and who have no direct or indirect financial interest in the operation of the Plan or any agreements related thereto.



Adopted as of October 27, 1997
Last Amended: Not Applicable



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

                                  SCHEDULE A


      This schedule is an integral part of the Agreement to which it is attached. Capitalized terms used herein have the same meaning as given to them in the Agreement, except as otherwise noted.


 Name Of Portfolio                                      Effective Date
 -----------------                                      --------------

 Monument Washington Regional Growth Fund               October 27, 1997
 Monument Washington Regional Aggressive Growth Fund    October 27, 1997



Adopted as of October 27, 1997
Last Amended: Not Applicable


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